UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2008

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2008 (the “Effective Date”), Iteris, Inc. (the “Company”) entered into a Business Loan Agreement (collectively with all related documents and agreements, the “Loan Agreement”) with California Bank & Trust (“CBT”).  The new $19.5 million credit facility with CBT, which is available until two years from the Effective Date, will replace the Company’s $10.0 million line of credit with Silicon Valley Bank, which expired on October 15, 2008.  All borrowings under the Loan Agreement are secured by substantially all of the assets of the Company.

Under the terms of the Loan Agreement, the credit facility provides the Company with a $12.0 million revolving line of credit to be used for working capital and growth needs and a $7.5 million term loan to be used to retire all outstanding convertible debentures due in May 2009.

Interest on borrowed amounts under the $12.0 million revolving line of credit are payable monthly at the stated prime rate to the stated prime rate of interest plus 50 basis points, depending on the average aggregate deposit balances maintained at the bank in relation to the total loan commitment.

In addition, the Company is obligated to pay a monthly unused line fee of 0.25% per annum applied to the average unused portion of the $12.0 million revolving line of credit during the preceding month.  There are no monthly collateral monitoring fees associated with the line, no commitment fees and no early termination fees.

Additionally, the Loan Agreement provides for a term loan of up to $7.5 million which is structured to retire all outstanding convertible debentures due in May 2009.  The term loan will be fully amortizing over 48-months with interest payable at the stated prime rate of interest plus 50 basis points to the stated prime rate of interest plus 100 basis points, depending on the average aggregate deposit balances maintained at the bank in relation to the total loan commitment. There are no monthly collateral monitoring fees associated with the note, a one-time commitment fee of $28,125 and no early termination fees.

In the event of a default, which includes a failure to meet certain financial covenants and a material adverse change in the business, operations or condition of the Company, CBT may, among other things, declare all obligations immediately due and payable, stop advancing money or extending credit and place a hold on any accounts maintained by the Company with CBT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2008

ITERIS, INC.,
a Delaware corporation

By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer